Exhibit 99.1

Colt Defense LLC and New Colt Holding Corp. Merge

West Hartford, Conn.  - Colt Defense LLC, one of the world’s leading manufacturers of rifles and carbines for the military, law enforcement and sporting markets, has acquired New Colt Holding Corp., the parent company of Colt’s Manufacturing Company LLC, one of the world’s leading manufacturers of firearms for the civilian and sporting markets.  For the first time since their separation in 2003, a single company will now develop, manufacture and sell firearms under the Colt name for all markets.

About Colt:

Colt is one of the world’s leading designers, developers and manufacturers of firearms. The company has supplied military, law enforcement and individual customers in the United States and throughout the world for more than 175 years. Our subsidiary, Colt Canada Corporation, is the Canadian government’s Center of Excellence for small arms and is the Canadian military’s sole supplier of the C7 rifle and C8 carbine. Colt operates its manufacturing facilities in West Hartford, Connecticut and Kitchener, Ontario. For more information on Colt and its subsidiaries, please visit www.colt.com, www.coltsmfg.com and www.coltcanada.com.

Contact
Colt Defense LLC
Isabelle DeFosses
Idefosses@colt.com
1-860-236-6311 x1505